PAGE 1
                 T. ROWE PRICE SUMMIT FUNDS, INC.

                        POWER OF ATTORNEY

   RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, George J. Collins, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

   IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                           T. ROWE PRICE SUMMIT FUNDS, INC.

                             /s/George J. Collins
                           By:____________________________
                             George J. Collins, Chairman of the Board

April 23, 1996

Attest:

/s/Lenora V. Hornung
_____________________________
Lenora V. Hornung, Secretary

                      (Signatures Continued)

PAGE 2
/s/George J. Collins       Chairman of the Board
_________________________  (Principal Executive  April 23, 1996
George J. Collins          Officer)

/s/Peter Van Dyke
_________________________  President             April 23, 1996
Peter Van Dyke

/s/Carmen F. Deyesu        Treasurer
_________________________  (Principal Financial  April 23, 1996
Carmen F. Deyesu           Officer)

/s/Robert P. Black
_________________________  Director              April 23, 1996
Robert P. Black

/s/Calvin W. Burnett
_________________________  Director              April 23, 1996
Calvin W. Burnett

/s/Anthony W. Deering
_________________________  Director              April 23, 1996
Anthony W. Deering

/s/F. Pierce Linaweaver
_________________________  Director              April 23, 1996
F. Pierce Linaweaver

/s/James S. Riepe
_________________________  Vice President and    April 23, 1996
James S. Riepe             Director

/s/John G. Schreiber
_________________________  Director              April 23, 1996
John G. Schreiber